Exhibit 99.1

www.bankrate.com

For more information contact:

Edward J. DiMaria

SVP, Chief Financial Officer

edimaria@bankrate.com

(917) 368-8608

Bruce J. Zanca

SVP, Chief Communications/Marketing Officer

bzanca@bankrate.com

(917) 368-8648

FOR IMMEDIATE RELEASE

Conference Call and Webcast October 16 at 8:00 A.M. Eastern Time

Interactive Dial-In: (866) 383-8003, Passcode 62398843. International Callers Dial-In (617) 597-5330, Passcode 62398843
(10 minutes before the call). Webcast: http://investor.bankrate.com/

BANKRATE ANNOUNCES PRELIMINARY THIRD QUARTER

FISCAL 2012 RESULTS

New York, NY – October 15, 2012 – Bankrate, Inc. (NYSE: RATE) today announced preliminary financial results for the third quarter of fiscal 2012 ended September 30, 2012. Bankrate’s President and Chief Executive Officer, Thomas R. Evans and Senior Vice President and Chief Financial Officer, Edward J. DiMaria will host a brief, 30 minute conference call at 8:00 A.M. EDT on October 16, 2012.

Total revenue for the third quarter is expected to be between $115.5 million and $117.5 million compared to $112.9 million reported in the third quarter of 2011, an increase of approximately 3% at the midpoint of the range. Earnings per fully diluted share is expected to be $0.02 to $0.04 in the third quarter of 2012, compared to $0.07 per fully diluted share in the third quarter of 2011. Adjusted earnings per fully diluted share, excluding share-based compensation expense, amortization, IPO and deal related expenses (“Adjusted EPS”), is expected to be $0.11 to $0.13 for the third quarter of 2012, compared to Adjusted EPS of $0.18 for the third quarter of 2011.

Adjusted earnings before interest, taxes, depreciation, and amortization, excluding share-based compensation expense and IPO and deal related expenses (“Adjusted EBITDA”), are expected to be between $28.5 and $30 million in the third quarter of 2012, compared to $36.0 million in the third quarter of 2011, a decline of 19% at the midpoint of the range.

“We have continued to make adjustments and have been even more aggressive about cutting back our insurance lead volume as we got more disposition data and feedback. We have seen meaningful improvements in quality and conversion, which we believe will result in better monetization in 2013,” said Thomas R. Evans, President and CEO of Bankrate, Inc. “Although credit card traffic remains strong, we have seen no change or improvement in approvals. The core Bankrate mortgage and deposit business has been very strong in Q3 and for the year,” Mr. Evans added.

2012 Guidance

Bankrate expects revenue growth for the full year to be between 8 percent and 12 percent and the Adjusted EBITDA margin to be in the high twenty percent range. “The additional adjustments we have made in our insurance leads business to aggressively cut back on sources to drive higher conversion and quality has resulted in a short term reduction to our results and guidance,” Mr. Evans stated. “We will continue to execute on our strategy to move our insurance leads platform to higher quality, higher converting traffic which we believe will drive higher value and open up new product opportunities to drive growth in 2013,” Mr. Evans commented.

The third quarter 2012 estimated results are preliminary and subject to completion of the Company’s quarterly closing process and the customary review by its external auditors. Accordingly, such estimated results are subject to change. Bankrate expects to release its full financial third quarter 2012 results on November 1, 2012. A separate press release will announce the call time and details.

Non-GAAP Measures:

To supplement Bankrate’s financial statements presented in accordance with generally accepted accounting principles (“GAAP”), Bankrate uses non-GAAP measures of certain components of financial performance, including EBITDA, Adjusted EBITDA, Adjusted EPS, which are adjusted from results based on GAAP to exclude certain expenses, gains and losses. These non-GAAP measures are provided to enhance investors’ overall understanding of Bankrate’s current financial performance and its prospects for the future. Specifically, Bankrate believes the non-GAAP results provide useful information to both management and investors by excluding certain expenses, gains and losses that may not be indicative of its core operating results. In addition, because Bankrate has historically reported certain non-GAAP results to investors, Bankrate believes the inclusion of non-GAAP measures provides consistency in its financial reporting. These measures should be considered in addition to results prepared in accordance with GAAP, but should not be considered a substitute for, or superior to, GAAP results. The non-GAAP measures included in this press release have been reconciled to the nearest GAAP measure in the financial tables below.

About Bankrate, Inc.

Bankrate is a leading publisher, aggregator and distributor of personal finance content on the Internet. Bankrate provides consumers with proprietary, fully researched, comprehensive, independent and objective personal finance editorial content across multiple vertical categories including mortgages, deposits, insurance, credit cards, and other categories, such as retirement, automobile loans, and taxes. The Bankrate network includes Bankrate.com, our flagship website, and other owned and operated personal finance websites, including CreditCards.com, Interest.com, Bankaholic.com, Mortgage-calc.com, CreditCardGuide.com, Nationwide Card Services, InsuranceQuotes.com, CarInsuranceQuotes.com, InsureMe, Bankrate.com.cn, CreditCards.ca, NetQuote.com, and CD.com. Bankrate aggregates rate information from over 4,800 institutions on more than 300 financial products. With coverage of nearly 600 local markets in all 50 U.S. states, Bankrate generates over 172,000 distinct rate tables capturing, on average, over three million pieces of information weekly. Bankrate develops and provides web services to over 75 co-branded websites with online partners, including some of the most trusted and frequently visited personal finance sites on the Internet such as Yahoo!, AOL, CNBC and Bloomberg. In addition, Bankrate licenses editorial content to over 100 newspapers on a daily basis including The Wall Street Journal, USA Today, The New York Times, The Los Angeles Times and The Boston Globe.

Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995:

Certain matters included in this press release may be “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Those statements include statements regarding the intent, belief or current expectations of the Company and members of our management team. Such forward-looking statements include, without limitation, statements made with respect to expected third quarter 2012 revenue and profitability, future revenue, revenue growth, market acceptance of our products, our strategy and profitability. Investors and prospective investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, and that actual results may differ materially from those contemplated by such forward-looking statements. We derive many of our forward-looking statements from our operating budgets and forecasts, which are based upon many detailed assumptions. While we believe that our assumptions are reasonable, we caution that it is very difficult to predict the impact of known factors, and it is impossible for us to anticipate all factors that could affect our actual results. Important factors currently known to management that could cause actual results to differ materially from those in forward-looking statements include the following: the willingness of our advertisers to advertise on our web site; increased competition and its effect on our website traffic, advertising rates, margins and market share; our dependence on internet search engines to attract a significant portion of the visitors to our websites; interest rate volatility; technological changes; our ability to manage traffic on our websites and service interruptions; our ability to maintain and develop our brands and content; the fluctuations of our results of operations from period to period; our indebtedness and the effect such indebtedness may have on our business; our need and our ability to incur additional debt or equity financing; our ability to integrate the operations and realize the expected benefits of businesses that we have acquired and may acquire in the future; the effect of unexpected liabilities we assume from our acquisitions; our ability to successfully execute on our strategy, including our quality initiative, and the effectiveness of our strategy; our ability to attract and retain executive officers and personnel; the impact of resolution of lawsuits to which we are a party; our ability to protect our intellectual property; the effects of facing liability for content on our websites; our ability to establish and maintain distribution arrangements; our ability to maintain good working relationships with our customers and third-party providers and to continue to attract new customers; the effect of our expansion of operations in China and possible expansion to other international markets, in which we may have limited experience; the willingness of consumers to accept the Internet and our online network as a medium for obtaining financial product information; the strength of the U.S. economy in general and the financial services industry in particular; changes in monetary and fiscal policies of the U.S. Government; changes in consumer spending and saving habits; changes in the legal and regulatory environment; changes in accounting principles, policies, practices or guidelines; and our ability to manage the risks involved in the foregoing. For more information about factors that could cause actual results to differ materially from our expectations, refer to our reports filed with the Securities and Exchange Commission, including the discussion under “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2011, as filed with the SEC and available on the SEC’s website at www.sec.gov. Any factor described above or in our SEC reports could, by itself or together with one or more other factors, adversely affect our financial results and condition. We undertake no obligation to update or revise forward-looking statements as a result of new information, future events or otherwise, except as otherwise required by law and further undertake no obligation to provide preliminary results for any future fiscal period. The financial information set forth in this press release reflects our current preliminary estimates, is subject to the completion of our third quarter review process, and is subject to change. Our full third quarter and full year 2012 results could differ from the preliminary estimates and outlook we have provided in this press release.

-Reconciliation of GAAP to Non-GAAP Third Quarter Estimates Follow-

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Bankrate, Inc. and Subsidiaries

Non-GAAP Measures (unaudited)

($ in thousands, except per share data)

	(Unaudited) Three months ended
	September 30, 2012		September 30, 2011
	Low	High	Actual
Estimated revenue	$115,500	$117,500	$112,904
Estimated adjusted EBITDA (1)	$28,500	$30,000	$36,029

Estimated adjusted net income (2)	$11,300	$12,800	$17,712

Estimated adjusted EPS	$0.11	$0.13	$0.18

Common shares outstanding, diluted	100,541,993	100,541,993	100,427,391

(1)	Adjusted EBITDA represents earnings before interest, taxes, depreciation and amortization adjusted to exclude acquisition, offering and related expenses and related party fees; and stock based compensation.

Reconciliation of estimated adjusted EBITDA
Estimated income (loss) from operations	$12,900	$14,000	$21,458
Estimated acquisition, offering and related expenses and related party fees	(600)	(500)	1,163
Estimated stock based compensation	2,200	2,300	2,509
Estimated depreciation and amortization	14,000	14,200	10,899

Estimated adjusted EBITDA	$28,500	$30,000	$36,029

(2)	Adjusted net income adds back acquisition, offering and related expenses and related party fees; stock based compensation; and amortization.

Reconciliation of estimated adjusted net income
Estimated income (loss) before income taxes	$3,800	$5,800	$14,939
Estimated acquisition, offering and related expenses and related party fees	(600)	(500)	1,163
Estimated stock based compensation	2,200	2,300	2,509
Estimated amortization	13,200	13,400	10,425

Estimated adjusted income before tax	18,600	21,000	29,036
Estimated income tax (3)	7,300	8,200	11,324

Estimated adjusted net income	$11,300	$12,800	$17,712

(3)	Assumes 39% income tax rate.